UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Information Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)
    (2))
[ ] Definitive Information Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

             Solargy Systems Inc , formerly SBD International Inc.,
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     Nevada
                               ------------------
         (State or other jurisdiction of incorporation or organization)

                              IRS EIN 26-398 7655


                     1717 N Bayshore Drive , Miami Fl 33132
         --------------------------------------------------------------
                    (Address of principal executive offices)

                                  305 496 0353

--------------------------------------------------------------------------------

Payment  of  Filing  Fee  (Check the appropriate box):
[ ] No fee required.
[x] Fee computed  on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
        (1) Title of  each  class  of  securities  to which transaction applies:
            Common stock, par value $0.001 per share, Inc.
           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
           570,529,714 shares of common stock cusip number 78391G206(as of March 31, 2010)
           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
           The filing fee was determined based upon the sum of (A) 570,529,714 shares of Common Stock multiplied by $.0017 per share and In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended; the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.
           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:
           $485,466.005
           ---------------------------------------------------------------------
      (5)  Total fee paid:
           $51.94
           ---------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[x] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
            400 .00
           ---------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.: sb2

EXPLANATORY NOTE

Solargy Systems , Inc. (the "Company") is filing this Form 14-C (the "Form 14-"), with the Securities and Exchange Commission (the "SEC") on March 30, 2010 or sooner to fulfill its notice requirements to its shareholders.

Management has decided to pay dividends in the form of restricted common stock of Zono, Inc on a prorata basis to all shareholders of Solargy Systems Inc as of January 31, 2010.

ZYMBOLICS, INC: previously Integral Inc owned property in Chiefland . Revenues in 2008 were in excess of $4,000,000. Revenues were minimal in 2009 .

Shares will be distributed on a prorata basis and will be limited to a total of 5,000,000 shares 1,000,000 shares will be reserved for officers and directors.

The Board of Directors of the company has taken this step to enable Solargy To better focus on a core strategy of acquiring power purchase agreements in Emerging markets.

Zymbolics, Inc has a Letter on intent to acquire the intellectual property of the Symbolics Inc company, specifically a software application which can protect the integrity of databases for any organization which has to have its data protected against intrusions and hackers. Symbolics, an previoulsy Amex listed company previously had developed numerous software applications , some of which have already been sold , but the source code for the security software has not yet been disposed of by probate court.

Solargy Systems Inc is not current in its filing obligations , but plans to be current as soon as practical and possible.

                             SOLARGY SYSTEMS , INC.
                   1717 N Bayshore Dr, Miami , Florida 33309

                  Notice of Proposed Action by Written Consent
                                      Of a
                    Majority of the Outstanding Common Stock
                    To be taken on or about January 31, 2010

To the Stockholders of Solargy Systems Inc, .

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common and preferred stock of Solargy Systems , Inc., (the "Company") intends to pay a dividend in the form of restricted stock in affiliated company. The dividends will be issued on a prorata basis , but will be limited to to a total of 6,000,000 shares . The affiliated company is not publicly traded as of this date, but management has indicated application will be made for the companies to be traded on the "pink sheet" exchanges or the Berlin Exchange or Frankfurt .

The dividends will be issued on or about March 31, or as soon as practical thereafter or after 14 days from the date this schedule is mailed to shareholders and is expected to be on or about April 15, 2010.

Only stockholders of record at the close of business on March 31, 2010 will be given Notice of the Action by Written Consent. The Company is not soliciting Proxies.

 By Order of the Board of Directors

  /s/ C M Nurse
 ----------------------------
 President of the Company


      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                   US A PROXY

                             SOLARGY SYSTEMS, INC,
                             1717 N Bayshore Drive
                                 Miami Fl 33132
                                  305 496 0353

                             INFORMATION STATEMENT

                      ACTION BY A MAJORITY OF STOCKHOLDERS

This Information Statement is furnished to all holders of the Common Stock cusip number ,78391g206 $.001 par value per share, and convertible preferred Stock A, par value .001 of the Company, voting in a ratio of 52 common for each preferred Class A, in connection with proposed action by holders of a majority of the issued and outstanding shares of common and preferred voting stock of Solargy Systems, Inc., a Nevada Corporation (the "Company") to ratify all actions taken by all officers and directors of the company from March 27, 2002 thru the present date, including the payment of dividends in the form of restricted stock in affiliate companies. These actions have already occurred or are to occur on or about March 31 2010. or sooner. This Information Statement is first being mailed to stockholders on or about March 30, 2010.

Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 607.1003 of the Nevada Statutes.

The Board of Directors and/or persons owning the majority of the outstanding voting Securities of Solargy Systems , Inc., have unanimously adopted, ratified and approved resolutions to effect the payment of dividends, in the form of restricted common stock of affiliated Zymbolics, Inc to all record shareholders as of Jan 31, 2010. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The restricted stock will be issued to Solargy Shareholders as soon as practical.

The Form 10-KSB filed by Solargy Systems , Inc., with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Solargy Systems , Inc. is presently "not current" in the filing of all reports required to be filed by it.

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                         DISSENTER'S RIGHTS OF APPRAISAL

The proposed Amendment does not result in dissenters' rights of appraisal. The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the amendments and mergers.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on September 20, 2007 as the record date for the determination of the common shareholders entitled to receive shares

At the record date, the Company had outstanding 570,529,714 shares of $0.001 par value common stock and 5,100,000 shares of $0.0001 par value preferred class A stock voting in a ratio of 52 common to one (i) preferred. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the aggregate total of issued and outstanding shares of Common and Preferred Stock on the Record Date, these persons have signed consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

            SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
                           FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common and Preferred Stock as of January 31, 2010 with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common and/or Preferred Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As Jan 31, 2010, there were 570,529,714 shares of Common Stock issued and outstanding and 5,100,000 shares of Preferred A Stock issued and outstanding.

For Solargy Systems:

TITLE OF               NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
CLASS                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP            OF CLASS

Common Stock           C M Nurse                                                           78%
($0.001 par value)     (President & Director)
                       1717 N Bayshore Dr
                       Ft Miami 33132

Preferred Stock                                            5,100,000         PFA           20

Common Stock           All Executive Officers and          520,400,400                     78%
                       Directors
($0.001 par value)     (as a Group on a fully                                              78%
                       diluted basis)
                       (Nurse)
Common Stock           Zono Plc                            450,000,000                     70%
($0.001 par value)     Roseau , Dominica


FOR ZYMBOLICS, INC,

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means sole or shared power to vote or direct the voting or to dispose or direct the disposition of any Notes. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all Notes of Notes shown as beneficially owned by them.

                                    BENEFICIAL OWNERSHIP(1)  WARRANTS  AND  OPTIONS
                                    AT MARCH 31, 2010.       EXERCISABLE WITHIN  60
                                    ------------------       DAYS(1)
                                                             -------
BENEFICIAL OWNER                    NOTES      PERCENTAGE
----------------                    -----      ----------
Shareholders of Solargy Systems     5,000,000      80%        ---

Carl M Nurse                         1,000000      20%        ---

New Shareholders                            0       0%

                    CHANGES IN BUSINESS OR PHYSICAL LOCATION

The management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the recapitalization, which are immaterial) will be adapted to meet the new corporate mission. Our management, including all directors and officers, will be increased after the amendments and changes are effected. And approved. There will be additional directors added to the company in the future.

                DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

Solargy Systems Inc Company's authorized capital consists of 750,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock A, $0.001 par value, and 20,000,000 shares of Preferred B stock. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all Notes of Notes shown as beneficially owned by them.

                                    BENEFICIAL OWNERSHIP(1)                 WARRANTS  AND  OPTIONS
                                    AT MARCH 31, 2010                       EXERCISABLE WITHIN  60
                                    -----------------                       DAYS(1)
                                                                            -------
BENEFICIAL OWNER                    NOTES            PERCENTAGE
----------------                    -----            ----------
Shareholders of Solargy Systems     84,800,000           20%                  ---

Carl M Nurse                        5,100,0000          100%     Pref A       ---

Zono Plc                           450,000,000           80%

The company , Zymbolics, will have a total of 6,000,000 shares of common stock issued and outstanding.

Solargy Systems Inc, As of March 31, 2010 there were 606, 832,179 shares of Common Stock outstanding and 5,100,000 shares of Preferred A Stock outstanding. The holders of Common are entitled to vote as a unit and Preferred Stock are entitled to vote as a unit in a ratio of 52 common shares for each share of preferred A on matters brought the attention of the shareholders of the Company.

                           VOTE REQUIRED FOR APPROVAL

Section 607.1003 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 607.1003. Section 607.1003 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 607.1003 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

THE BOARD OF DIRECTORS OF SOLARGY SYSTEMS INC., AND PERSONS OWNING AND HAVING VOTING POWER IN EXCESS OF 51% OF THE OUTSTANDING VOTING SECURITIES OF SOLARGY SYSTEMS INC PREVIOUSLY SOLARGY SYSTEMS , INC., HAVE ADOPTED, RATIFIED AND APPROVED ALL AMENDMENTS ALL CORPORATE ACTIONS AND MERGERS TO DATE.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 570,529,714 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock and 5,100,000 shares of issued and outstanding shares of the Company's $0.001 par value preferred voting stock. outstanding on March 31, 2010, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Solargy Systems' Articles of Incorporation.

          INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2008 , Dec 31,2006 any other reports for 2007 as will be filed in due course and quarterly reports , June 30, 2010, and other reports which may be filed from time to time is incorporated herein by reference: "Item 1. Business", "Item 5. Market Information for Common Equity and Related Shareholder Matters", and " Item 7. Financial Statements."' The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended August 31, 2007 is also incorporated herein by reference: "Part I.
Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Solargy Systems Inc, 1717 N bayshore Dr Miami Fl Florida 33132. Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

                                 CAPITALIZATION

Solargy Systems Inc currently has 750,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 606,832, 179 common shares were outstanding on January 31, 2010. The Company currently has 20,000,000 authorized shares of Preferred Stock, Class A par value .001of which 5, 100,000 are outstanding and 20,000,000 of Preferred B par value $1.00 per share, of which 1,100,000 shares were outstanding on January 31, 2010

Zymbolics, Inc, has 500,000,000 authorized shares of Common stock. 5,000,000 restricted common shares will be issued to Solargy share holders in each company; Integrated Solar Inc,

Solargy shareholders will own eighty (80 %) of the issued and outstanding common stock in each company . Management and Directors will have 20 % of issued and authorized common. In each company.

Since the Board of Directors believes that the current corporate structure does not allow it the flexibility need to meet its strategic objectives, including the manufacture and sales of solar cell power systems, the Board considers it desirable that the Company restructures and separate along functional lines.

Presently, Zymbolics, Inc, has issued 6,000,000 shares in restricted common stock as a one time dividends from Solargy Systems Inc . Common Stock, par value $0.001 per share, Preferred stock, par value $0.001 per share. Preferred B stock is non voting stock and has a per value of 1.00 per share. Common and preferred shares A are voting shares and but have different voting rights. Preferred A vote in the ratio of 52 common for each preferred.

Common shares vote one vote for each common share. However, none of such common or preferred shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock and Preferred Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Preferred Stock has dividend and liquidation preferences over common shares of the Company. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

            INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS
                                TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Neither company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company's recapitalization which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of recapitalizing the Company's common shares.

                             ADDITIONAL INFORMATION

Additional information concerning Solargy Systems Inc is available on its recent filings as of DEC 31, 2008 ( unaudited) June 30, 2009 on Form 10-QSB for the quarter ended June 30-, 2009, which has been filed with the Securities and Exchange Commission, and any other reports which may be filed from time to time, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

Dated: March  31, 2010
By Order of the Board of Directors
Solargy Systems Inc.

/s/ C M Nurse
----------------------------
Chief Executive Officer   & Chairman